UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2017

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 11, 2017, Atossa Genetics Inc. (the “Company”) issued a press release announcing first quarter 2017 financial results and a company update. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 11, 2017, the Company received a letter from NASDAQ that the Company was not in compliance with NASDAQ Listing Rule 5550(a)(2) – bid price, because the Company's common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. The Company has until November 7, 2017 to regain compliance. In the event the Company does not regain compliance by then, the Company may be eligible for additional time if at that time it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provides written notice to NASDAQ of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary. The letter also states that the NASDAQ staff will provide written notification that the Company has regained compliance if the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

The NASDAQ notice has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Stock Market. The Company intends to actively monitor the bid price for its common stock between now and November 7, 2017, and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 9, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (1) the election of two Class II directors named in the proxy statement; (2) the ratification of the selection of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (3) the approval to increase authorized shares under Atossa Genetics 2010 Stock Option and Incentive Plan by 1,500,000 shares; and (4) the transaction of any other business that may properly come before the meeting or any adjournment thereof.

The number of shares of common stock entitled to vote at the Annual Meeting was 6,008,913. The number of shares of common stock present or represented by valid proxy at the annual meeting was 3,133,002. All proposals passed. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting are set forth below:

(i)	Election of two Class II Directors

The stockholders elected two Class II directors as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Stephen Galli	1,298,422	0	1,834,580
Richard Steinhart	1,283,042	15,380	1,834,580

(ii)	Ratification of Auditors

The stockholders ratified the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,094,484	17,837	20,681	0

(iii)	Increase Authorized Shares under Option Plan

The stockholders approved an increase of 1,500,000 shares to the option plan as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
857,839	432,020	8,563	1,834,580

The information in the report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 11, 2017

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017	Atossa Genetics Inc.

	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 11, 2017